UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2010

RURBAN FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices) (Zip Code)

(419) 783-8950
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On August 16, 2010, Rurban Financial Corp. (“Rurban”) filed with the Securities and Exchange Commission (“SEC”) a Form 12b-25, Notification of Late Filing, which stated that Rurban was unable to complete and file its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 (the “Form 10-Q”) within the time period prescribed by SEC rules.  Rurban stated in the Form 12b-25 that, as a result of the conversion of the data processing of its banking subsidiary, The State Bank and Trust Company (“State Bank”), from the Single Source™ system back to State Bank’s previous data processing system, Rurban and its registered public accounting firm required additional time to perform necessary reconciliations and related reviews with respect to Rurban’s condensed consolidated financial statements for the quarterly period ended June 30, 2010 (the “June 30, 2010 Financial Statements”).

Rurban and its registered public accounting firm will not be able to complete their review of the June 30, 2010 Financial Statements in time to file the Form 10-Q within the five-day extension period provided under Rule 12b-25 of the Securities Exchange Act of 1934, as amended.  Rurban continues to work with its registered public accounting firm to perform necessary reconciliations and related reviews with respect to the June 30, 2010 Financial Statements, and Rurban intends to file the Form 10-Q as soon as this process is completed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURBAN FINANCIAL CORP.

Dated: August 23, 2010	By: /s/ Anthony V. Cosentino
Anthony V. Cosentino
Executive Vice President and Chief Financial Officer